MORGAN STANLEY ABS CAPITAL I INC. TRUST 2006-WMC2

_____________________

AMENDMENT NO. 1 TO POOLING AND SERVICING AGREEMENT

Dated as of November 7, 2006

_________________________

Morgan Stanley ABS Capital I Inc. Trust 2006-WMC2

Mortgage Pass-Through Certificates, Series 2006-WMC2

AMENDMENT NO. 1

AMENDMENT NO. 1 (this “Amendment”) effective as of June 1, 2006, among Morgan Stanley ABS Capital I Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as servicer (the “Servicer”), as securities administrator (the “Securities Administrator”) and as custodian (the “Custodian”), WMC Mortgage Corp., as responsible party (the “Responsible Party”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”).

PRELIMINARY STATEMENT

WHEREAS, the Depositor, the Servicer, the Securities Administrator, the Custodian, the Responsible Party and the Trustee, are parties to the Pooling and Servicing Agreement, dated as of June 1, 2006 (the “Agreement”);

WHEREAS, Section 11.01 of the Agreement provides that the Agreement may be amended by the Depositor, the Servicer, the Securities Administrator, the Custodian, the Responsible Party and the Trustee; and

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

2.  Amendments:

(a)         In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Agreement as provided in Exhibit A, attached hereto. Language appearing double underlined on Exhibit A will be added to the Agreement and language appearing in strikethrough will be removed from the Agreement; and

(b)         The following provision shall be added to the end of Schedule III to the Agreement:

(71)
Each Prepayment Charge is permissible and enforceable in accordance with its terms upon the Mortgagor's full and voluntary Principal Prepayment (except to the extent that: (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally; (2) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary prepayment; or (3) subsequent changes in applicable law may limit or prohibit enforceability thereof) under applicable law.

3.  Except as expressly modified or amended in this Amendment, all of the terms, covenants, provisions, agreements and conditions of the Agreement are hereby ratified and confirmed in every respect and shall remain unmodified and unchanged and shall continue in full force and effect.

4.  The Depositor certifies that all conditions for the execution of this Amendment have been satisfied.

5.  This Amendment shall become effective as of the date hereof when, and only when, the Agent shall have received executed counterparts of this Amendment from the parties hereto.

6.  This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument. This Amendment shall be construed in accordance with the laws of the State of New York (excluding provisions regarding conflicts of laws) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1 as of the date first above written.

MORGAN STANLEY ABS CAPITAL I INC., as Depositor

By:	/s/ Steven Shapiro
Name:	Steven Shapiro
Title:	Managing Director

WMC MORTGAGE CORP., as Responsible Party

By:	/s/ Mardy Grossman
Name:	Mardy Grossman
Title:	Senior Vice President

WELLS FARGO BANK, N.A., as Securities Administrator

By:	/s/ Diane Courtney
Name:	Diane Courtney
Title:	Vice President

WELLS FARGO BANK, N.A., as Servicer

By:	/s/ Laurie McGoogan
Name:	Laurie McGoogan
Title:	Vice President

WELLS FARGO BANK, N.A., as Custodian

By:	/s/ Patrick M. Gorren
Name:	Patrick M. Gorren
Title:	Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

By:	/s/ Barbara Campbell
Name:	Barbara Campbell
Title:	Vice President

By:	/s/ Ronaldo Reyes
Name:	Ronaldo Reyes
Title:	Vice President

Exhibit A

ARTICLE X

TERMINATION

Section 10.01   Termination upon Liquidation or Purchase of the Mortgage Loans
Section 10.02   Final Distribution on the Certificates
Section 10.03   Additional Termination Requirements

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01   Amendment
Section 11.02   Recordation of Agreement; Counterparts
Section 11.03   Governing Law
Section 11.04   Intention of Parties
Section 11.05   Notices
Section 11.06   Severability of Provisions
Section 11.07   Assignment; Sales; Advance Facilities
Section 11.08   Limitation on Rights of Certificateholders
Section 11.09   Inspection and Audit Rights
Section 11.10   Certificates Nonassessable and Fully Paid
Section 11.11   Rule of Construction
Section 11.12   Waiver of Jury Trial
Section 11.13   Opinions of Internal Counsel of WMC
Section 11.14   Rights of the Swap Provider
Section 11.15   Regulation AB Compliance; Intent of the Parties; Reasonableness

SCHEDULES
Schedule I	Mortgage Loan Schedule
Schedule II	Representations and Warranties of Wells Fargo Bank, N.A., as Servicer
Schedule III	Representations and Warranties of the Responsible Party as to the Mortgage Loans
Schedule IV	Representations and Warranties of the Responsible Party as to the Responsible Party
Schedule V	Representations and Warranties of Morgan Stanley ABS Capital I Inc. as to the Mortgage Loans
Schedule VI	Representations and Warranties of Wells Fargo Bank, N.A., as Custodian

EXHIBITS
Exhibit A	Form of Class A, Class M and Class B Certificate
Exhibit B	Form of Class P Certificate
Exhibit C	Form of ~~Class R Certificate~~Residual Certificates
Exhibit D	Form of Class X Certificate

REMIC III

As provided herein, the Securities Administrator, on behalf of the Trustee, will make an election to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC III”. The R-III Interest will represent the sole class of “residual interests” in REMIC III for purposes of the REMIC Provisions. The following table irrevocably sets forth the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for each Class of Certificates that represents one or more of the “regular interests” in REMIC III created hereunder:

Class Designation	Initial Certificate Principal Balance	Pass-Through Rate	Assumed Final Distribution Date(1)
Class A-1	$581,960,000.00	(2)	July 25, 2036
Class A-2fpt	$500,000,000.00	(2)	July 25, 2036
Class A-2a	$340,525,000.00	(2)	July 25, 2036
Class A-2b	$115,885,000.00	(2)	July 25, 2036
Class A-2c	$335,030,000.00	(2)	July 25, 2036
Class A-2d	$242,825,000.00	(2)	July 25, 2036
Class M-1	$89,803,000.00	(2)	July 25, 2036
Class M-2	$72,884,000.00	(2)	July 25, 2036
Class M-3	$45,552,000.00	(2)	July 25, 2036
Class M-4	$41,648,000.00	(2)	July 25, 2036
Class M-5	$40,346,000.00	(2)	July 25, 2036
Class M-6	$36,442,000.00	(2)	July 25, 2036
Class B-1	$35,140,000.00	(2)	July 25, 2036
Class B-2	$27,331,000.00	(2)	July 25, 2036
Class B-3	$26,030,000.00	(2)	July 25, 2036
Class XInterest(3)	$71,585,987.33	(2)	July 25, 2036
Class PInterest	$100.00	N/A(4)	July 25, 2036
Class IO Interest	(5)	(6)	July 25, 2036
(1)	For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations.
(2)	Calculated in accordance with the definition of “Pass-Through Rate” herein.
(3)
The Class X ~~Certificates~~Interest will not accrue interest on ~~their~~its Certificate Principal Balance, but will accrue interest at the Class X Pass-Through Rate on the Certificate Notional Balance of the Class X ~~Certificates~~Interest outstanding from time to time which shall equal the aggregate of the Uncertificated Principal Balances of the REMIC II Regular Interests (other than REMIC II Regular Interest LT-P).

(4)	The Class P ~~Certificates~~Interest will not be entitled to distributions of interest.
(5)	For federal income tax purposes, the Class IO Interest will not have a Pass-Through Rate, but will be entitled to 100]% of the amounts distributed on REMIC II Regular Interest LT-IO.
(6)
For federal income tax purposes, the Class IO Interest will not have an Uncertificated Principal Balance, but will have a notional amount equal to the Uncertificated Notional Amount of REMIC II Regular Interest IO.

REMIC IV

As provided herein, the Securities Administrator, on behalf of the Trustee will make an election to treat the segregated pool of assets consisting of the Class X Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC IV”. The R-IV Interest will represent the sole class of “residual interests” in REMIC IV for purposes of the REMIC Provisions. The following table irrevocably sets forth the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for each Class of Certificates that represents one or more of the “regular interests” in REMIC IV created hereunder:

Class Designation	Initial Certificate Principal Balance	Pass-Through Rate	Assumed Final Distribution Date(1)
Class X	$ 71,585,987.33	(2)	July 25, 2036
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the second month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for the Class X Certificates.

(2)	The Class X Certificates will be entitled to 100% of amounts distributed on the Class X Interest.

REMIC V

As provided herein, the Securities Administrator, on behalf of the Trustee will make an election to treat the segregated pool of assets consisting of the Class P Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC V”. The R-V Interest will represent the sole class of “residual interests” in REMIC V for purposes of the REMIC Provisions. The following table irrevocably sets forth the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for each Class of Certificates that represents one or more of the “regular interests” in REMIC V created hereunder:

Class Designation	Initial Certificate Principal Balance	Pass-Through Rate	Assumed Final Distribution Date(1)
Class P	$ 100	(2)	July 25, 2036
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the second month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for the Class P Certificates.

(2)	The Class P Certificates will be entitled to 100% of amounts distributed on the Class P Interest.

REMIC VI

As provided herein, the Securities Administrator, on behalf of the Trustee will make an election to treat the segregated pool of assets consisting of the Class IO Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC VI”. The R-VI Interest will represent the sole class of “residual interests” in REMIC VI for purposes of the REMIC Provisions. The following table irrevocably sets forth the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for each Class of Certificates that represents one or more of the “regular interests” in REMIC VI created hereunder:

Class Designation	Initial Certificate Principal Balance	Pass-Through Rate	Assumed Final Distribution Date(1)
Swap-IO	$ (2)	(3)	July 25, 2036
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the second month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for the REMIC VI Regular Interest Swap-IO.

(2)	REMIC VI Regular Interest Swap-IO will not have a Certificate Notional Balance but will be entitled to 100% of amounts distributed on the Class IO Interest.
(3)	REMIC VI Regular Interest Swap-IO will be entitled to 100% of amounts distributed on the Class IO Interest.

The minimum denomination for each Class of Certificates, other than the Class P, Class R, Class R-X and the Class X Certificates, will be $25,000 with integral multiples of $1 in excess thereof. The minimum denomination for the Class P and the Class X Certificates will each be a 1% Percentage Interest in such Class. The Class R ~~Certificate~~and Class R-XCertificates will represent a 100% Percentage Interest in such Class.

It is expected that each Class of Certificates will receive its final distribution of principal and interest on or prior to the Final Scheduled Distribution Date.

Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates	All Classes of Certificates other than the Physical Certificates.

Class A Certificates	Class A-1, Class A-2fpt, Class A-2a, Class A-2b, Class A-2c and Class A-2d.

Delay Certificates	None.

ERISA-Restricted
Certificates	~~Class R~~Residual Certificates, Class P Certificates and Class X Certificates; any certificate with a rating below the lowest applicable permitted rating under the Underwriters’ Exemption.

Non-Delay Certificates	Class A, Class X and Subordinated Certificates.

Offered Certificates	All Classes of Certificates other than the Private Certificates.

Physical Certificates	Class P, Class X and ~~Class R~~Residual Certificates.

Private Certificates	Class P, Class X and ~~Class R~~Residual Certificates.

Rating Agencies	Moody’s, Fitch and Standard & Poor’s.

Regular Certificates	All Classes of Certificates other than the Class P and ~~Class R~~Residual Certificates.

Residual Certificates	Class R Certificates and Class R-X Certificates.

Subordinated Certificates	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates.

minus all distributions of principal previously made with respect thereto and in the case of any Certificates, reduced by any Applied Realized Loss Amounts allocated to such Class of Certificates pursuant to Section 4.05; provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any Class or Classes of Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of the Unpaid Realized Loss Amount for such Class or Classes for such Distribution Date). With respect to the Class X Certificates and any Distribution Date, the excess, if any, of (i) the then Stated Principal Balance of the Mortgage Loans over (ii) the then aggregate Certificate Balance of the Class A Certificates, Class M Certificates and the Class P Certificates. The ~~Class R~~Residual Certificates have no Certificate Balance.

“Certificate Owner”: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

“Certificate Register”: The register maintained pursuant to Section 5.02.

“Certificateholder” or “Holder”: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Securities Administrator is entitled to rely conclusively on a certification of the Depositor or any Affiliate of the Depositor in determining which Certificates are registered in the name of an Affiliate of the Depositor.

“Class”: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

“Class A Certificates”: As specified in the Preliminary Statement.

“Class A Certificate Group”: The Group I Class A Certificates or the Group II Class A Certificates, as applicable.

“Class A Principal Allocation Percentage”: With respect to any Distribution Date, the percentage equivalent of a fraction, determined as follows: (A) with respect to the Group I Class A Certificates, a fraction, the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to the principal received or advanced on the Group I Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date and (B) with respect to the Group II Class A Certificates, a fraction, the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to the principal received or advanced on

Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for such Distribution Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date) and (F) the Class Certificate Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 84.90% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $13,014,935.44.

“Class M-6 Certificates”: All Certificates bearing the class designation of “Class M-6,” and evidencing (i) a REMIC Regular Interest in REMIC III, (ii) the right to receive the related Basis Risk CarryForward Amount and (iii) the obligation to pay any Class IO Distribution Amount.

“Class M-6 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for such Distribution Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for such Distribution Date) and (G) the Class Certificate Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 87.70% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $13,014,935.44.

“Class P Certificates”: All Certificates bearing the class designation of “Class P”.

“Class P Interest”: An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class P Certificates, evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

“Class R Certificates”: All Certificates bearing the class designation of “Class R,” and evidencing ownership of the Class R-I Interest, the Class R-II Interest and the Class R-III Interest.

“Class R-X Certificates”: All Certificates bearing the class designation of “Class R-X,” and evidencing the ownership of the Class R-IV Interest, the Class R-V Interest and the Class R-VI Interest.

“Class R-I Interest”: The uncertificated residual interest in REMIC I.

“Class R-II Interest”: The uncertificated residual interest in REMIC II.

“Class R-III Interest”: The uncertificated residual interest in REMIC III.

“Class R-IV Interest”: The uncertificated residual interest in REMIC IV.

“Class R-V Interest”: The uncertificated residual interest in REMIC V.

“Class R-VI Interest”: The uncertificated residual interest in REMIC VI.

“Class X Certificate”: All Certificates bearing the designation “Class X” and evidencing (i) a REMIC Regular Interest in REMIC ~~III~~IV, (ii) the obligation to pay Basis Risk Shortfall and (iii) the obligation to pay any Class IO Distribution Amount.

“Class X Distributable Amount”: On any Distribution Date, the sum of (i) as a distribution in respect of interest, the amount of interest that has accrued on the Class X Interest and not applied as an Extra Principal Distribution Amount on such Distribution Date, plus any such accrued interest remaining undistributed from prior Distribution Dates, plus, without duplication (ii) as a distribution in respect of principal, any portion of the principal balance of the Class X Certificates which is distributable as a Subordination Reduction Amount, minus (iii) any amounts paid from the Excess Reserve Fund Account to pay any Basis Risk CarryForward Amount or any Swap Termination Payment.

“Class X Interest”: An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class X Certificates, evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

“Closing Date”: June 28, 2006.

“Closing Date Deposit Amount”: $4.19 deposited by the Depositor into the Distribution Account on the Closing Date. $0.02 of the Closing Date Deposit Amount shall be attributable to interest in respect of the Group I Mortgage Loans and $2.72 of the Closing Date Deposit Amount shall be attributable to principal in respect of the Group I Mortgage Loans. $0.01 of the Closing Date Deposit amount shall be attributable to interest in respect of the Group II Mortgage Loans and $1.47 of the Closing Date Deposit Amount shall be attributable to principal in respect of the Group II Mortgage Loans.

“Code”: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

“Collection Account”: As defined in Section 3.10(a).

“LIBOR Determination Date”: With respect to any Interest Accrual Period for the Offered Certificates, the second London Business Day preceding the commencement of such Interest Accrual Period.

“Liquidated Mortgage Loan”: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which either (a) was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified to the Securities Administrator that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property, or (b) is a Second Lien Mortgage Loan (1) that is delinquent 180 days or longer, (2) for which the related first lien mortgage loan is not a Mortgage Loan, and (3) as to which the Servicer has certified to the Securities Administrator that it does not believe there is a reasonable likelihood that any further net proceeds will be received or recovered with respect to such Second Lien Mortgage Loan.

“Liquidation Proceeds”: Cash received in connection with the liquidation of a Liquidated Mortgage Loan, whether through a trustee’s sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

“Loan Group”: The Group I Mortgage Loans or the Group II Mortgage Loans, as applicable.

“Loan Group Cap”: The Group I Loan Cap or the Group II Loan Cap, as applicable.

“Loan-to-Value Ratio” or “LTV”: With respect to any First Lien Mortgage Loan, the ratio (expressed as a percentage) of the original outstanding principal amount of the First Lien Mortgage Loan as of the Cut-off Date (unless otherwise indicated), to the lesser of (a) the Appraised Value of the Mortgaged Property at origination, and (b) if the First Lien Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

“London Business Day”: Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

“Marker Rate”: With respect to the Class A Certificates, Class M Certificates and Class ~~B Certificates~~X Interest and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC II Pass-Through Rates for REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2fpt, REMIC II Regular Interest LT-A2a, REMIC II Regular Interest LT-A2b, REMIC II Regular Interest LT-A2c, REMIC II Regular Interest LT-A2d, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2, REMIC II Regular Interest LT-M3, REMIC II Regular Interest LT-M4, REMIC II Regular Interest LT-M5, REMIC II Regular Interest LT-M6, REMIC II Regular Interest LT-B1, REMIC II Regular Interest LT-B2, REMIC II Regular Interest LT-B3 and REMIC II Regular Interest LT-ZZ, with the per annum rate on each such REMIC II Regular Interest (other than REMIC II Regular Interest LT-ZZ) subject to a cap equal to the Pass-Through Rate on the Corresponding Certificate for the purpose of this calculation; and with the per annum rate on REMIC II Regular

(xiii) the Class B-1 Certificates, the lesser of (i) LIBOR plus the applicable Pass-Through Margin and (ii) the WAC Cap;

(xiv) the Class B-2 Certificates, the lesser of (i) LIBOR plus the applicable Pass-Through Margin and (ii) the WAC Cap;

(xv) the Class B-3 Certificates, the lesser of (i) LIBOR plus the applicable Pass-Through Margin and (ii) the WAC Cap; and

(xvi) the Class X ~~Certificates~~Interest, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (R) below, and the denominator of which is the aggregate Uncertificated Principal Balance of REMIC II Regular Interest LT-AA, REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2fpt, REMIC II Regular Interest LT-A2a, REMIC II Regular Interest LT-A2b, REMIC II Regular Interest LT-A2c, REMIC II Regular Interest LT-A2d, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2, REMIC II Regular Interest LT-M3, REMIC II Regular Interest LT-M4, REMIC II Regular Interest LT-M5, REMIC II Regular Interest LT-M6, REMIC II Regular Interest LT-B1, REMIC II Regular Interest LT-B2, REMIC II Regular Interest LT-B3 and REMIC II Regular Interest LT-ZZ. For purposes of calculating the Pass-Through Rate for the Class X ~~Certificates~~Interest, the numerator is equal to the sum of the following components:

(A)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-AA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-AA;

(B)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-A1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-A1;

(C)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-A2fpt, minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-A2fpt;

(D)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-A2a, minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-A2a;

(E)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-A2b, minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-A2b;

(F)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-A2c, minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-A2c;

(G)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-A2d, minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-A2d;

(H)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-M1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-M1;

(I)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-M2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-M2;

(J)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-M3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-M3;

(K)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-M4 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-M4;

(L)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-M5 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-M5;

(M)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-M6 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-M6;

(N)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-B1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-B1;

(O)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-B2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-B2;

(P)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-B3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-B3;

(Q)  the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT-ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-ZZ; and

(R)  100% of the interest on REMIC II Regular Interest LT-P.

(xvii) the Class X Certificates, 100% of the interest distributable to the Class X Interest, expressed as a per annum rate.

REMIC II Regular Interest LT-2SUB, REMIC II Regular Interest LT-2GRP and REMIC II Regular Interest LT-XX.

“REMIC II Regular Interest LT-ZZ Maximum Interest Deferral Amount”: With respect to any Distribution Date, the excess of (i) accrued interest at the Uncertificated REMIC II Pass-Through Rate applicable to REMIC II Regular Interest LT-ZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT-ZZ minus the REMIC II Overcollateralization Amount, in each case for such Distribution Date, over (ii) the Uncertificated Accrued Interest on REMIC II Regular Interest LT-A1, REMIC II Regular Interest LT-A2fpt, REMIC II Regular Interest LT-A2a, REMIC II Regular Interest LT-A2b, REMIC II Regular Interest LT-A2c, REMIC II Regular Interest LT-A2d, REMIC II Regular Interest LT-M1, REMIC II Regular Interest LT-M2, REMIC II Regular Interest LT-M3, REMIC II Regular Interest LT-M4, REMIC II Regular Interest LT-M5, REMIC II Regular Interest LT-M6, REMIC II Regular Interest LT-B1, REMIC II Regular Interest LT-B2 and REMIC II Regular Interest LT-B3 for such Distribution Date, with the rate on each such REMIC II Regular Interest subject to a cap equal to the related Pass-Through Rate.

“REMIC II Sub WAC Allocation Percentage”: 50% of any amount payable or loss attributable from the Mortgage Loans, which shall be allocated to REMIC II Regular Interest LT-1SUB, REMIC II Regular Interest LT-1GRP, REMIC II Regular Interest LT-2SUB, REMIC II Regular Interest LT-2GRP and REMIC II Regular Interest LT-XX.

“REMIC II Subordinated Balance Ratio”: The ratio among the Uncertificated Principal Balances of each REMIC II Regular Interest ending with the designation “SUB”, equal to the ratio between, with respect to each such REMIC II Regular Interest, the excess of (x) the aggregate Stated Principal Balance of the Group I Mortgage Loans and the Group II Mortgage Loans, as applicable, over (y) the current Certificate Principal Balance of the related Senior Certificates.

“REMIC II Targeted Overcollateralization Amount”: 0.50% of the Targeted Overcollateralization Amount.

“REMIC III”: The segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in trust to the Trustee, for the benefit of the REMIC III Certificateholders ~~pursuant to Section 2.07,~~, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC III Certificate”: Any Regular Certificate or Class R Certificate.

“REMIC III Certificateholder”: The Holder of any REMIC III Certificate.

“REMIC III Regular Interest”: Any of the Class X Interest, Class P Interest, Class IO Interest and any “regular interest” in REMIC III the ownership of which is represented by a Senior Certificate or Subordinate Certificate.

“REMIC IV”: The segregated pool of assets consisting of all of the Class X Interest conveyed in trust to the Trustee, for the benefit of the REMIC IV Certificateholders and the Class R-X Certificateholders (in respect of the Class R-IV Regular Interest), and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC V”: The segregated pool of assets consisting of the Class P Interest conveyed in trust to the Trustee, for the benefit of the Class P Certificateholders and the Class R-X Certificateholders (as holders of the Class R-V Regular Interest), and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC VI”: The segregated pool of assets consisting of all of the Class IO Interest conveyed in trust to the Trustee, for the benefit of the Holders of REMIC VI Regular Interest IO and the Holders of the Class R-X Certificates (as holders of the Class R-VI Regular Interest), and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC Opinion”: Shall mean an Opinion of Counsel to the effect that the proposed action will not have an adverse affect on any REMIC created hereunder.

“REMIC Provisions”: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

“REMIC Regular Interest”: Any REMIC I Regular Interest, REMIC II Regular Interest, Class X Interest, Class P Interest, Regular Certificate or Class IO Interest.

“Remittance Date”: With respect to any Distribution Date, the second Business Day immediately preceding such Distribution Date.

“REO Disposition”: The final sale by the Servicer of any REO Property.

“REO Imputed Interest”: As to any REO Property, for any period, an amount equivalent to interest (at the Mortgage Rate net of the Servicing Fee Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof (as such balance is reduced pursuant to Section 3.17 by any income from the REO Property treated as a recovery of principal).

“REO Mortgage Loan”: A Mortgage Loan where title to the related Mortgaged Property has been obtained by the Servicer in the name of the Trustee on behalf of the Certificateholders.

“REO Property”: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

“Replacement Swap Provider Payment”: Any payments that have been received by the Supplemental Interest Trust as a result of entering into a replacement interest rate swap agreement following an Additional Termination Event described in Part 1(h)(ii) of the Interest Rate Swap Agreement.

for notices to Standard & Poor’s shall be Standard & Poor’s, 55 Water Street, New York, New York 10041, Attention: Residential Mortgage Surveillance Group - Morgan Stanley ABS Capital I Inc. Trust 2006-WMC2, or such other address as Standard & Poor’s may hereafter furnish to the Depositor, the Securities Administrator, the Trustee and the Servicer.

“Standard & Poor’s Glossary”: The Standard & Poor’s LEVELS® Glossary, as may be in effect from time to time.

“Startup Day”: The ~~Closing Date~~Startup Day for REMIC I, REMIC II and REMIC III shall be the Closing Date. The Startup Date for REMIC IV, REMIC V and REMIC VI shall be November 7, 2006.

“Stated Principal Balance”: As to each Mortgage Loan and as of any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date (whether or not received), minus (ii) all amounts previously remitted to the Securities Administrator with respect to the related Mortgage Loan representing payments or recoveries of principal including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any scheduled payments of principal received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any Mortgage Loan that has prepaid in full or has become a Liquidated Mortgage Loan during the related Prepayment Period shall be zero.

“Stepdown Date”: The later to occur of (i) the earlier to occur of (a) the Distribution Date in July 2009 and (b) the Distribution Date following the Distribution Date on which the aggregate Class Certificate Balances of the Class A Certificates have been reduced to zero and (ii) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans applied to reduce the Stated Principal Balances of the Mortgage Loans for the applicable Distribution Date but prior to any allocation of the Principal Distribution Amount and principal payments from the Swap Account to the Certificates on such Distribution Date) is greater than or equal to the Senior Specified Enhancement Percentage.

“Subcontractor”: Any third-party or Affiliated vendor, subcontractor or other Person utilized by the Servicer, a Subservicer, the Securities Administrator or the Custodian, as applicable, that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans.

“Subordinated Amount”: With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over (b) the aggregate of the Class Certificate Balances of the Offered Certificates and the Class P Certificates as of such Distribution Date (after giving effect to the payment of the Principal Remittance Amount on such Certificates on such Distribution Date).

“Supplemental Interest Trust Trustee”: The Securities Administrator, and its successors in interest and, if a successor securities administrator is appointed hereunder, such successor.

“Swap Account”: As defined in Section 4.06.

“Swap Assets”: Collectively, the Swap Account, the Interest Rate Swap Agreement, the Class IO Interest and the right to receive Class IO Shortfalls, subject to the obligation to pay amounts specified in Section 4.06.

“Swap LIBOR”: With respect to any Distribution Date (and the related Interest Accrual Period), the product of (i) USD-LIBOR-BBA (as used in the Interest Swap Agreement), (ii) two, and (iii) the quotient of (a) the actual number of days in the Interest Accrual Period for the Offered Certificates divided by (b) 30.

“Swap Payment Allocation”: For any Class of Certificates and any Distribution Date, that Class’s pro rata share of the Net Swap Receipts, if any, for that Distribution Date, based on the Class Certificate Balances of the Classes of Certificates.

“Swap Payment Rate”: For any Distribution Date, a fraction, the numerator of which is any Net Swap Payment or Swap Termination Payment owed to the Swap Provider for such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans at the beginning of the related Due Period, multiplied by 12.

“Swap Provider”: Morgan Stanley Capital Services Inc., a Delaware corporation, and its successors in interest.

“Swap Termination Payment”: Any payment payable by the Supplemental Interest Trust or the Swap Provider upon termination of the Interest Rate Swap Agreement as a result of an Event of Default (as defined in the Interest Rate Swap Agreement) or a Termination Event (as defined in the Interest Rate Swap Agreement).

“Tax Matters Person”: The Holder of the Class R Certificates designated as “tax matters person” of ~~each Trust REMIC in the manner provided~~REMIC I, REMIC II and REMIC III in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1. The Holder of the Class R-X Certificates designated as “tax matters person” of REMIC IV, REMIC V and REMIC VI in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1.

“Tax Service Contract”: As defined in Section 3.09(a).

“Telerate Page 3750”: The display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for displaying comparable rates or prices).

“Total Monthly Excess Spread”: As to any Distribution Date, an amount equal to the excess if any, of (i) the interest on the Mortgage Loans received by the Servicer on or prior to the related Determination Date (other than Prepayment Interest Excesses) or advanced by the

Servicer for the related Remittance Date (net of Expense Fees) over (ii) the sum of (A) the amounts payable to the Certificates pursuant to Section 4.02(a)(i) on such Distribution Date, (B) any Net Swap Payments to the Swap Provider and (C) any Swap Termination Payment (other than a Defaulted Swap Termination Payment that is not a Senior Defaulted Swap Termination Payment) to the Swap Provider.

“Transfer”: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

“Transfer Affidavit”: As defined in Section 5.02(c).

“Transferor Certificate”: As defined in Section 5.02(b).

“Trigger Event”: Either a Cumulative Loss Trigger Event or a Delinquency Trigger Event.

“Trust”: The express trust created hereunder in Section 2.01(c).

“Trust Fund”: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest and principal with respect thereto received on or after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or prior to the related Cut-off Date; (ii) the Collection Account, Excess Reserve Fund Account, the Distribution Account, and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) the Closing Date Deposit Amount; (v) the Interest Rate Swap Agreement; (vi) the Swap Assets; and (vii) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

“Trust REMIC”: Any of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC ~~III~~VI.

“Trustee”: Deutsche Bank National Trust Company, a national banking association, and its successors in interest and, if a successor trustee is appointed hereunder, such successor.

“Uncertificated Accrued Interest”: With respect to each Uncertificated REMIC Regular Interest on each Distribution Date, an amount equal to one month’s interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal Balance of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Prepayment Interest Shortfalls and shortfalls resulting from application of the Relief Act (allocated to such REMIC Regular Interests as set forth in Section 8.14).

“Uncertificated Notional Amount”: With respect to REMIC II Regular Interest LT-IO and each Distribution Date listed below, the aggregate Uncertificated Principal Balance of the REMIC 1 Regular Interests ending with the designation “A” listed below:

Distribution Date	REMIC 1 Regular Interests
(S)  to the Excess Reserve Fund Account, the amount of any Basis Risk Payment (without regard to Net Swap Receipts) for such Distribution Date;

(T)  from funds on deposit in the Excess Reserve Fund Account with respect to such Distribution Date, an amount equal to any remaining Basis Risk CarryForward Amount with respect to the Offered Certificates for such Distribution Date, allocated to the Offered Certificates in the same order and priority in which the Accrued Certificate Interest Distribution Amount is allocated among such Classes of Certificates, with the allocation to the Class A Certificates being (a) first, among the Class A Certificates, pro rata, based on their respective Class Certificate Balances and (b) second, any remaining amounts to the Class A Certificates, pro rata, based on any Basis Risk CarryForward Amounts remaining unpaid, in order to reimburse such unpaid amounts;

(U)  to the Swap Account, the amount of any remaining Defaulted Swap Termination Payment owed to the Swap Provider;

(V)  to the Class X Certificates, the remainder of the Class X Distributable Amount not distributed pursuant to Sections 4.02(a)(iii)(A)-(U); and

(W)  if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a Prepayment Charge may be required to be paid in respect of any Mortgage Loan, to the Class P Certificates, in reduction of the Class Certificate Balance thereof; and

(X)  to the ~~Class R~~Residual Certificates, any remaining amount in the Trust REMICs.

(ii)  Solely for purposes of interest allocation calculations, the Interest Remittance Amount attributable to Group I Mortgage Loans will be allocated:

(1)  first, to the Class A-1 Certificates, the Accrued Certificate Interest Distribution Amount and any Unpaid Interest Amount for the Class A-1 Certificates; and

(2)  second, concurrently, to the Class A-2fpt, Class A-2a, Class A-2b, Class A-2c, and Class A-2d Certificates, pro rata (based on the amounts distributable or payable under Section 4.02(a)(i)(B) to such Classes of Certificates), the Accrued Certificate Interest Distribution Amount and any Unpaid Interest Amount for the Class A-2fpt, Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates, respectively, to the extent not otherwise previously paid from the Interest Remittance Amount attributable to Group II Mortgage Loans.

(iii)  Solely for purposes of interest allocation calculations, the Interest Remittance Amount attributable to Group II Mortgage Loans will be allocated:

Section 1.02  deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Securities Administrator in accordance with the Securities Administrator’s customary procedures.

(a)  No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. In determining whether a transfer is being made pursuant to an effective registration statement, the Securities Administrator shall be entitled to rely solely upon a written notice to such effect from the Depositor. Except with respect to (i) the transfer of the Class X, Class P or ~~Class R~~Residual Certificates to the Depositor or an Affiliate of the Depositor or, in the case of the Class R-X Certificates, the initial transfer by an Affiliate of the Depositor or the first transfer by the initial transferee of an Affiliate of the Depositor, (ii) the transfer of the Class X or Class P Certificates to the NIM Issuer or the NIM Trustee, or (iii) a transfer of the Class X or Class P Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor, in the event that a transfer of a Private Certificate which is a Physical Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Securities Administrator in writing the facts surrounding the transfer in substantially the form set forth in Exhibit H (the “Transferor Certificate”) and either (i) there shall be delivered to the Securities Administrator a letter in substantially the form of Exhibit I (the “Rule 144A Letter”) or (ii) there shall be delivered to the Securities Administrator at the expense of the transferor an Opinion of Counsel that such transfer may be made without registration under the Securities Act. In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Securities Administrator and the Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Securities Administrator, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

Except with respect to (A) the transfer of the ~~Class R~~, Class X ~~or~~, Class P or Residual Certificates to the Depositor or an Affiliate of the Depositor or, in the case of the Class R-X Certificates, the initial transfer by an Affiliate of the Depositor or the first transfer by the initial transferee of an Affiliate of the Depositor, (B) the transfer of the Class X or Class P Certificates to the NIM Issuer or the NIM Trustee, or (C) a transfer of the Class X or Class P Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor, no transfer of an ERISA-Restricted Certificate shall be made unless the Securities Administrator shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Securities Administrator (in the event such Certificate is a Class P Certificate or a Residual Certificate, such requirement is satisfied only by the Securities Administrator’s receipt of a representation letter from the transferee substantially in the form of Exhibit I), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any Federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code, nor a Person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, or (ii) in the case of an ERISA-Restricted Certificate other than a Residual Certificate or a Class P Certificate that has been the subject of an ERISA-Qualifying Underwriting, and the purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that it is eligible for exemptive relief under PTCE 95-60 prior to termination of the Supplemental Interest Trust and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 after termination of the Supplemental Interest Trust or (iii) in the case of any such ERISA-Restricted Certificate other than a Residual Certificate or Class P Certificate presented for registration in the name of an employee benefit plan subject to Title I of ERISA, a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan’s or arrangement’s assets, an Opinion of Counsel satisfactory to the Securities Administrator, which Opinion of Counsel shall not be an expense of the Servicer, the Depositor, the Securities Administrator or the Trust Fund, addressed to the Securities Administrator, to the

(b)  together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

(c)  make an election that each Trust REMIC be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

(d)  prepare and forward to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculation of any original issue discount using the prepayment assumption (as described in the Prospectus Supplement);

(e)  provide information necessary for the computation of tax imposed on the Transfer of a Residual Certificate to a Person that is a Non-Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

(f)  to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are Outstanding so as to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions;

(g)  not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any Trust REMIC created hereunder;

(h)  pay, from the sources specified in the last paragraph of this Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on any Trust REMIC created hereunder before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Securities Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Securities Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

(i)  cause federal, state or local income tax or information returns to be signed by the Trustee or such other Person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and

(j)  maintain records relating to each Trust REMIC created hereunder, including the income, expenses, assets, and liabilities thereof on a calendar year basis and on the accrual method of accounting and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

The Holder of the largest Percentage Interest of the Class R Certificates shall act as Tax Matters Person for ~~each Trust~~ REMIC I, REMIC II and REMIC III, within the meaning of Treasury Regulations Section 1.860F-4(d)~~, and the~~. The Holder of the largest Percentage Interest of the Class R-X Certificates shall act as Tax Matters Person for REMIC IV, REMIC V and REMIC VI, within the meaning of Treasury Regulations Section 1.860F-4(d). The Securities Administrator is hereby designated as agent of such Certificateholder for such purpose (or if the Securities Administrator is not so permitted, such Holder shall be the Tax Matters Person in accordance with the REMIC Provisions). In such capacity, the Securities Administrator shall, as and when necessary and appropriate, represent each Trust REMIC created hereunder in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of each Trust REMIC created hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of each Trust REMIC created hereunder, and otherwise act on behalf of each Trust REMIC in relation to any tax matter or controversy involving it.

To enable the Securities Administrator to perform its duties under this Agreement, the Depositor shall provide to the Securities Administrator within ten days after the Closing Date all information or data that the Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans. Moreover, the Depositor shall provide information to the Securities Administrator concerning the value, if any, to each Class of Certificates of the right to receive Basis Risk CarryForward Amounts from the Excess Reserve Fund Account and Basis Risk CarryForward Amounts from the Swap Account. Thereafter, the Depositor shall provide to the Securities Administrator promptly upon written request therefor any additional information or data that the Securities Administrator may, from time to time, reasonably request to enable the Securities Administrator to perform its duties under this Agreement; provided, however, that the Depositor shall not be required to provide any information regarding the Mortgage Loans that the Servicer is required to provide to the Securities Administrator pursuant to this Agreement. The Depositor hereby indemnifies the Securities Administrator for any losses, liabilities, damages, claims, or expenses of the Securities Administrator arising from any errors or miscalculations of the Securities Administrator that result from any failure of the Depositor to provide pursuant to this paragraph accurate information or data to the Securities Administrator on a timely basis.

None of the Servicer, the Trustee or the Securities Administrator shall (i) permit the creation of any interests in any Trust REMIC other than the regular and residual interests set forth in the Preliminary Statement, (ii) receive any amount representing a fee or other compensation for services (except as otherwise permitted by this Agreement or the related Mortgage Loan documents) or (iii) otherwise knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon any Trust REMIC or the Trust Fund (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, or the tax on “net income from foreclosure property”) unless the Trustee and the Securities Administrator receive an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Securities Administrator determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Trustee

A Notice of Final Distribution, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to Certificateholders mailed not earlier than the 10th day and not later than the 15th day of the month of such final distribution. Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Securities Administrator will give such Notice of Final Distribution to each Rating Agency at the time such Notice of Final Distribution is given to Certificateholders.

In the event such Notice of Final Distribution is given, the Servicer shall cause all funds in the Collection Account to be remitted to the Securities Administrator for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Custodian of a Request for Release therefor, the Custodian shall promptly release to the Servicer, the Custodial Files for the Mortgage Loans.

Upon presentation and surrender of the Certificates, the Securities Administrator shall cause to be distributed to the Certificateholders of each Class (after reimbursement of all amounts due to the Servicer, the Securities Administrator, the Depositor and the Trustee hereunder), in each case on the final Distribution Date and in the order set forth in Section 4.02, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, up to an amount equal to (i) as to each Class of Regular Certificates (except the Class X Certificates), the Certificate Balance thereof plus for each such Class and the Class X Certificates accrued interest thereon in the case of an interest-bearing Certificate and all other amounts to which such Classes are entitled pursuant to Section 4.02 and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the ~~Class R~~Residual Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

MORGAN STANLEY ABS CAPITAL I INC.

Morgan Stanley ABS Capital I Inc. Trust 2006-WMC2
Mortgage Pass-Through Certificates, Series 2006-WMC2
Class [R][R-X]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Distributions in respect of this Certificate is distributable monthly as set forth herein. This Class [R][R-X] Certificate has no Certificate Balance and is not entitled to distributions in respect of principal or interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among Morgan Stanley ABS Capital I Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as securities administrator (the “Securities Administrator”), Wells Fargo Bank, N.A., as servicer and custodian, WMC Mortgage Corp., as responsible party, and Deutsche Bank National Trust Company, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class [R][R-X] Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders.

No transfer of a Class [R][R-X] Certificate shall be made unless the Securities Administrator shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Servicer, the Securities Administrator or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

Each Holder of this Class [R][R-X] Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class [R][R-X] Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class [R][R-X] Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class [R][R-X] Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class [R][R-X] Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under Section 5.02(b) of the Agreement, the Securities Administrator shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit G to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class [R][R-X] Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class [R][R-X] Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class [R][R-X] Certificate, (C) not to cause income with respect to the Class [R][R-X] Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class [R][R-X] Certificate or to cause the Transfer of the Ownership Interest in this Class [R][R-X] Certificate to any other Person if it has actual knowledge that such Person is a Non-Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class [R][R-X] Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

* * *

EXHIBIT G

RESIDUAL TRANSFER AFFIDAVIT

Morgan Stanley ABS Capital I Inc. Trust 2006-WMC2,
Mortgage Pass-Through Certificates,
Series 2006-WMC2
STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

The undersigned, being first duly sworn, deposes and says as follows:

1. The undersigned is an officer of ___________________, the proposed Transferee of an Ownership Interest in a Class [R][R-X] Certificate (the “Certificate”) issued pursuant to the Pooling and Servicing Agreement (the “Agreement”), relating to the above-referenced Series, by and among Morgan Stanley ABS Capital I Inc., as Depositor, Wells Fargo Bank, N.A., as Servicer, Securities Administrator and Custodian, WMC Mortgage Corp., as Responsible Party, and Deutsche Bank National Trust Company, as Trustee (the “Trustee”). Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Trustee.

2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are Non-Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is a Non-Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

4. The Transferee has been advised of, and understands that a tax will be imposed on a “pass-through entity” holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is a Non-Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)